Exhibit 8.1

Our ref: DAAC/AYHL/IDETA.0001 8 August 2025 BY POST AND BY EMAIL Idea Tech Holding Limited 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands (the “Company”)

Dear Sirs,

Re:	Legal Opinion regarding Certain Hong Kong Legal Matters

A.	INTRODUCTION

1.	We, Bird and Bird, act for the Company (together with its subsidiaries, the “Group”) as its legal advisers on matters of the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) in connection with the Company’s registration statement on Form F-1 dated 8 August 2025 and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”) (the “Registration Statement”), relating to the initial public offering by the Company of its ordinary shares of par value US$0.0001 each (the “Ordinary Shares”) to be issued and listed on the Nasdaq Capital Market (the “Transaction”).

2.	This letter is limited to the laws of Hong Kong in force as at the date hereof as currently applied by the Hong Kong courts and given on the basis that they will be governed by and construed in accordance with the Hong Kong law. We express no opinion as to the laws of any other jurisdictions or as to factual matters. We have assumed that there is nothing in the laws of any other jurisdiction which affects the opinions in this opinion letter, and we have made no investigation of, and express no opinion in relation to, the laws of any other jurisdiction for the purposes of this letter. In this letter, a reference to “laws” or “law” is a reference to the common law, principles of equity and laws and regulations constituted or evidenced by documents available to the public generally.

3.	In giving the opinion below, we have conducted due diligence on the Hong Kong incorporated entities listed in Schedule I to this letter (the “Hong Kong Entities”), reviewed and examined a copy of the Registration Statement, and such other documents as we have considered necessary or advisable for the purpose of rendering this opinion, which are provided to us by the Company and the Hong Kong Entities and/or obtained through public searches conducted on 8 August 2025 (collectively, the “Documents”), we have relied upon the assumptions set out in paragraph 5 or elsewhere herein, which we have not independently verified, and the opinion is subject to the qualifications and reservations set out in paragraph 6 or elsewhere herein.

*	China-Appointed Attesting Officer
^	Non-resident Partner

Bird & Bird is an international legal practice comprising Bird & Bird LLP and its affiliated and associated businesses in the locations listed, which include Bird & Bird, a partnership formed under Hong Kong law.

B.	OPINION

4.	Based solely on the Documents and the qualifications, assumptions and limitations set forth herein and subject to any matters not disclosed to us, and having regard to such considerations of the laws of Hong Kong in force as at the date this letter as we consider relevant, we are of the view that:

(a)	each of the Hong Kong Entities is incorporated in Hong Kong, and has since then been validly existing under the Companies Ordinance (Cap. 622 of the Laws of Hong Kong);

(b)	as at the date of this opinion, (i) no order has been made by any court for the winding up or administration of any of the Hong Kong Entities; and (ii) no receiver or administrator has been appointed in relation to any of the Hong Kong Entities or any assets or revenues of any of the Hong Kong Entities;

(c)	no material non-compliance with the laws of Hong Kong has been found in respect of the Hong Kong Entities’ business operations which would materially and adversely affect the Hong Kong Entities’ business operations;

(d)	there are no charges and encumbrances on the issued share capital of the Hong Kong Entities;

the description of Hong Kong laws, if any, set forth in the Registration Statement under the captions “Prospectus Summary”, “Corporate History and Structure”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulations” , and “Legal Matters” in each case insofar as such statements summarize Hong Kong laws, correctly and fairly summarizes the matters referred to therein in all material respects, and nothing has been omitted from such description which would make the same misleading in any material aspect.

C.	ASSUMPTIONS

5.	The opinions set out in this letter are based upon the following assumptions without any investigation:

(a)	all copies of the Documents conform to their originals;

(b)	all statements of fact contained in the Documents are true, accurate and complete and not misleading in any respect;

(c)	all information provided by the Company and/or the Hong Kong Entities is true and correct;

(d)	where applicable, all signatures on the Documents are genuine, authentic and complete;

(e)	where applicable, all individuals signing or executing the Documents have the requisite legal capacity and are duly authorised to sign or execute the Documents; and

(f)	the information disclosed in the public record did not fail to disclose any information which had been delivered for filing or registration.

(g)	no laws other than Hong Kong laws would affect the opinions stated herein but that, insofar as the laws of any jurisdiction other than Hong Kong may be relevant, such laws have been complied with.

D.	QUALIFICATIONS

6.	The opinions set out in this letter are subject to the following qualifications:

(a)	the description of Hong Kong laws as referred to in paragraph 4 in this letter only set out the relevant Hong Kong laws and regulations in a general sense and does not constitute a comprehensive legal opinion on such matter;

(b)	the opinions in this letter are given based on our understanding of the current laws in Hong Kong as at the date hereof;

(c)	the opinions in this letter are given based solely on our inspection of the Documents without any further independent investigation with respect thereto;

(d)	we express no view as to whether any or all of the members of the Group have been or will be in compliance with any or all of the laws of Hong Kong;

(e)	we expressly disclaim any of our liabilities in any part of the Registration Statement other than the description of Hong Kong laws as referred to in paragraph 4 in this letter;

(f)	the opinions in this letter is only limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein;

(g)	the opinion set out in paragraph 4(b) in this letter are given based solely on the description of the business and activities of the Group set out in the Registration Statement and we express no opinion on the accuracy and completeness thereon;

(h)	we express no opinion as to the past, present or future financial performance or good standing or the business prospect of the Group;

(i)	we express no opinion as to taxation or accounting matters; and

(j)	the opinions in this letter are provided as of the date hereof and we undertake no obligation to update the opinions in this letter based on events, changes in the law or other matters occurring after the date hereof or to provide any notice to any person or entity of any subsequent events, facts or other matters which might affect the opinions given herein.

E.	OTHERS

7.	For the purposes of the opinions set out in this letter, we do not express or imply any opinion herein as to the laws of any jurisdiction other than those of Hong Kong. This opinion is delivered solely for the purpose of and in relation to the Transaction and the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and it may not be used and may not be relied upon for any other purpose without our prior written consent.

8.	We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder. Except with our prior written consent or consented herein, this opinion is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by the Company for any other purpose and it may not be filed with any governmental agency or authority or quoted in any public document, save that to the extent required by any law or regulation or court order or in connection with any judicial proceeding or in seeking to establish any defence in any legal or regulatory proceeding or investigation relating to the matters set out herein. Our lability under this letter shall not exceed the amount of legal fees received by us from the Company in relation to the Transaction.

9.	This opinion is given in respect of the laws of Hong Kong which are in force at, and is based upon facts and circumstances in existence at 8:00 a.m. Hong Kong time on the date of this opinion. We assume no obligation to update this opinion for any changes in the laws of Hong Kong or other events or circumstances that occur after 8:00 a.m. Hong Kong time on the date of this opinion.

Yours faithfully,

/s/ Bird & Bird

Bird & Bird

Schedule 1

1.	IDEA TECH LIMITED 教鏈科技創新有限公司
2.	ASK Idea (Hong Kong) Limited 艾思能達(香港)有限公司

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